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                                                                    EXHIBIT 99.1

    FOR IMMEDIATE RELEASE

               TYCO ENTERS INTO $1.5 BILLION BANK CREDIT FACILITY

    PEMBROKE, BERMUDA--JANUARY 31, 2003--Tyco International Ltd. (NYSE--TYC, BSX--TYC, LSE--TYI) today announced that Tyco International Group S.A., its wholly-owned subsidiary, has entered into a new 364-day unsecured revolving bank credit facility. This new credit facility provides for borrowing availability of $1.5 billion for general corporate purposes. Tyco International Group S.A.'s obligations under the new credit facility will be guaranteed by Tyco International Ltd. and certain of its material operating subsidiaries. The facility was arranged by Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc.

    Chairman and Chief Executive Officer Ed Breen said: "The closing of this bank credit facility, combined with our recently announced placement of $4.5 billion in convertible debentures, eliminates the liquidity gap that the company would have faced later this year. With these liquidity issues behind us, we can now focus all our attention on strengthening the operations of Tyco's solid businesses."

ABOUT TYCO INTERNATIONAL LTD.

    Tyco International Ltd. is a diversified manufacturing and service company. Tyco operates in more than 100 countries and had fiscal 2002 revenues from continuing operations of approximately $36 billion.

FORWARD-LOOKING STATEMENTS

    This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the "PSLRA"). These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. The PSLRA safe harbor for forward-looking statements, however, does not apply to forward-looking statements made in connection with a tender offer, including debenture holders' right to surrender debentures for purchase.

    More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Contact:  Gary Holmes (Media)
       212-424-1314
       Kathy Manning (Investors)
       603-778-9700